Exhibit 99.1

Press Release

Contacts:	Susan Lehman Story Communications 510.832.6006 susan@storypr.com	Daniel K. Atler, CFO Ikanos Communications 510.438.5329 datler@ikanos.com

IKANOS COMMUNICATIONS ANNOUNCES RECORD Q3 2005 RESULTS

•                  Net Revenue Increased to $25 Million, up 30% sequentially

•                  Gross Margins* increased to 56%, up 200 basis points sequentially

•                  Non-GAAP Net Income increased to $5.2 Million, up $3.2 Million sequentially

•                  GAAP Net Income increased to $3.1 Million, up $3.5 million sequentially

FREMONT, Calif., October 19, 2005 – Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of Fiber Fast™ broadband solutions for interactive services, today reported record financial results for the third quarter ended September 30, 2005.

Ikanos’ success this quarter reinforces the building momentum for VDSL (Very High Bit Rate Digital Subscriber Line) services worldwide.

“I am very pleased with our financial performance this quarter, as demonstrated by the sequential growth in our revenue and profitability,” said Rajesh Vashist, chairman and CEO of Ikanos Communications.  “These strong quarterly results place Ikanos at the high end of performance in the communications semiconductor sector.”

“Ikanos’ portfolio of high-performance products continues to gain market acceptance as carriers worldwide plan and deploy new VDSL and VDSL2-based services,” added Vashist.  “Our market leadership and continued commitment to new product development provides Ikanos with growth opportunities as global demand for interactive broadband services accelerates.”

Financial Highlights

Net revenue in the third quarter of 2005 was $25.0 million, a sequential increase of 30% from the $19.2 million reported for the second quarter of 2005 and an increase of 39% from the $18.0 million reported for the third quarter of 2004.

Ikanos reports net income (loss) and basic and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis.  Non-GAAP net income (loss), where applicable, excludes the effect of the amortization of stock-based compensation.  The Company believes these additional non-GAAP measures are useful to investors for performing financial analysis because they highlight the company’s operating results.  The Company’s management uses this non-GAAP measure internally to evaluate its operating performance and plan for its future periods.  However, non-GAAP measures are not a substitute for GAAP measures.  For a reconciliation of GAAP versus non-GAAP financial information on a quarterly basis, please see the attached schedule.

GAAP net income for the third quarter of 2005 was $3.1 million, or $0.15 per diluted share on 20.3 million average shares. This compares with a net loss of $844,000, or a loss of $0.53 per diluted share on 1.6 million average shares in the third quarter of 2004.

Non-GAAP net income for the third quarter of 2005 was $5.2 million, or $0.25 per diluted share, compared with non-GAAP net income of $2.0 million or $0.10 per diluted share, in the second quarter of fiscal 2005. Average shares used in computing non-GAAP net income per diluted share for the third quarter of fiscal 2005 increased to 20.3 million, compared with 19.2 million for the second quarter of 2005.

Net revenue for the nine months ended September 30, 2005 was $56.5 million, an increase of 17% from the $48.2 million reported for the nine months ended September 30, 2004.

GAAP net loss for the nine months ended September 30, 2005 was $1.2 million, or $0.44 per diluted share on 2.8 million average shares outstanding. This compares with a net loss of $8.0 million or $5.54 per diluted share on 1.4 million average shares outstanding in the nine months ended September 30 2004.

Non-GAAP net income for the nine months ended September 30, 2005 was $4.7 million, or $0.24 per diluted share, compared with non-GAAP net loss of $4.2 million or $2.89 per diluted share, for the nine months ended September 30, 2005. Average shares used in computing non-GAAP net income (loss) per diluted share for the nine months ended September 30, 2005 increased to 17.4 million, compared with 1.4 million for the nine months ended September 30, 2005.

Total cash and short-term investments were $98.7 million at September 30, 2005, compared with $21.9 million at June 30, 2005.  Ikanos raised $68.0 million in net proceeds from its initial public offering of 6,400,000 shares of common stock in September 2005.

Company Highlights

During the third quarter, Ikanos released several new products addressing diverse geographies and carrier deployment needs, including:

•                  A new product in the Fx™ 100100 family supporting up to 100 Mbps downstream and up to 100 Mbps upstream for FTTB deployments in Japan.  This product is the industry’s first production release of a 100/100 capable VDSL product for the Japanese market.

•                  A new product in the SmartLeap® 9400 family supporting ADSL interoperability for CO/RT (Central Office and Remote Terminal) deployments in Europe and the United States.  The combination of ADSL backwards interoperability and VDSL is a key requirement for planned VDSL deployments in Europe and North America.

Outlook

•                  Net revenue is expected to increase 10% to 12% in the fourth quarter over the third quarter of 2005.

•                  Gross Margins* are expected to be between 52% and 55% in the fourth quarter.

•                  Research & development and Selling, general & administrative expenses combined are expected to be in the range of $11 to 12 million in the fourth quarter.

•                  Annual net revenue growth in 2006 over 2005 is expected to be around 40%, plus or minus 5%.

Third Quarter 2005 Conference Call

Management will review the third quarter financial results and its expectations for subsequent periods at a conference call on October 19th, at 2:00 pm (PDT).  To listen to the call, please dial (913) 981-5535 and use the password 9146522, or use the webcast at ir.ikanos.com.

About Ikanos Communications

Ikanos Communications is a leading developer and provider of highly programmable semiconductors that enable fiber-fast (up to 100 Mbps downstream and up to 100 Mbps upstream) broadband services over telephone companies’ existing copper lines. By deploying communication systems that incorporate its chipsets, carriers are able to leverage their existing copper infrastructure to provide fiber-fast broadband services, thereby enabling cost-effective delivery of advanced digital media, video, communications and interactive broadband applications.

© 2005 Ikanos Communications, Inc.  All Rights Reserved.  Ikanos Communications, Ikanos, the Ikanos logo, SmartLeap, CleverConnect, Ikanos Programmable Operating System, Fx, FxS, VLR and Fiber Fast are among the trademarks or registered trademarks of Ikanos Communications.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document contains forward-looking statements that involve risks and uncertainties concerning the Company, including the Company’s expected financial performance for the fourth quarter and full year 2005, which includes statements regarding our overall future financial position in 2006, expected gross margins for the fourth quarter, research & development and selling, general and administrative expenses for the fourth quarter, business strategy and plans and objectives of management for future operations. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the continued future growth of the fiber-fast broadband market; our reliance on a small number of subcontractors to manufacture, test and assemble our products; competition and competitive factors of the fiber-fast broadband market; our dependence on a few customers; the company’s ability to create new products and technologies; and unexpected future costs and expenses and financing requirements. For a further discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s registration statement on Form S-1, as amended, as well as other reports that the company files from time to time with the Securities and Exchange Commission.  The Company is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.

IKANOS COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three months ended September 30		Nine months ended September 30
	2005	2004	2005	2004
Net revenue	$25,010	$18,037	$56,539	$48,228
Costs and expenses:
Cost of revenue	10,894	9,532	25,867	30,542
Research and development	6,085	5,666	17,820	15,176
Selling, general and administrative	2,958	2,411	8,395	6,750
Stock-based compensation	2,079	1,320	5,959	3,826
Total costs and expenses	22,016	18,929	58,041	56,294
Income (loss) from operations	2,994	(892)	(1,502)	(8,066)
Interest income, net	77	48	262	68
Net Income (loss)	$3,071	$(844)	$(1,240)	$(7,998)
Basic net income (loss) per share	$0.17	$(0.53)	$(0.44)	$(5.54)
Diluted net income (loss) per share	$0.15	$(0.53)	$(0.44)	$(5.54)
Weighted average number of shares in calculating basic net income (loss) per share:	18,074	1,604	2,803	1,444
Weighted average number of shares in calculating diluted net income (loss) per share:	20,295	1,604	2,803	1,444

IKANOS COMMUNICATIONS, INC.

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended September 30		Nine months ended September 30
	2005	2004	2005	2004
Net revenue	$25,010	$18,037	$56,539	$48,228
Costs and expenses:
Cost of revenue	10,894	9,532	25,867	30,542
Research and development	6,085	5,666	17,820	15,176
Selling, general and administrative	2,958	2,411	8,395	6,750
Total costs and expenses	19,937	17,609	52,082	52,468
Income (loss) from operations	5,073	428	$4,457	(4,240)
Interest income, net	77	48	262	68
Non-GAAP net income (loss)	$5,150	$476	$4,719	$(4,172)
Non-GAAP basic net income (loss) per share	$0.29	$0.30	$0.27	$(2.89)
Non-GAAP diluted net income (loss) per share	$0.25	$0.03	$0.24	$(2.89)
Weighted average number of shares in calculating basic Non-GAAP net income (loss) per share:	18,074	1,604	17,442	1,444
Weighted average number of shares in calculating diluted Non-GAAP net income (loss) per share:	20,295	16,922	19,499	1,444

Reconciliation of GAAP Net income(loss) to Non-GAAP Net Income(loss)

	Three months ended September 30		Nine months ended September 30
	2005	2004	2005	2004
GAAP net Income (loss)	$3,071	$(844)	$(1,240)	$(7,998)
Stock-based compensation	2,079	1,320	5,959	3,826
Non-GAAP net income (loss)	$5,150	$476	$4,719	$(4,172)

IKANOS COMMUNICATIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2005	December 31, 2004

ASSETS
Current assets:
Cash and cash equivalents	$98,711	$25,428
Accounts receivable—trade	4,275	127
Inventories	5,346	7,994
Prepaid expenses and other current assets	1,214	460
Total current assets	109,546	34,009
Property and equipment, net	6,089	5,813
Other assets	339	2,209
Total assets	$115,974	$42,031
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$15,981	$14,388
Capital lease obligations, current portion	494	838
Notes payable, current portion	687	486
Total current liabilities	17,162	15,712
Capital lease obligations, net of current portion	264	355
Notes payable, net of current portion	906	1,016
Total liabilities	18,332	17,083
Redeemable convertible preferred stock	—	101,633
Stockholders’ equity(deficit)	97,642	(76,685)
Total liabilities, convertible preferred stock and stockholders’ equity	$115,974	$42,031

*The Company refers to Gross Margins as the result of net revenue less cost of revenue divided by net revenue.

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